                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2000, except for Notes 1 and 19, which are as of February 22, 2000, relating to the financial statements of Building One Services Corporation, which appears in Encompass Services Corporation's Current Report on Form 8-K/A dated April 17, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
April 17, 2000